Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-223915 and 333-270477) and Form F-3 (No. 333-264190) of Sol-Gel Technologies Ltd. of our report dated March 13, 2024, relating to the financial statements, which appears in this Form 20-F.

Tel-Aviv, Israel	/s/Kesselman & Kesselman
March 13, 2024	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited